UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On October 13, 2014, WellCare Health Plans, Inc. (the “Company” or “WellCare”) received from the State of Florida’s Agency for Health Care Administration (“AHCA”) executed Amendment No. 4 (“Amendment No. 4”) to Contract No. FP020 (the “Florida MMA Contract”) between AHCA and WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida), a wholly-owned subsidiary of the Company (“WellCare of Florida”).
Pursuant to the Florida MMA Contract, WellCare of Florida offers Medicaid coordinated care plans to eligible beneficiaries in eight of Florida’s 11 Medicaid regions under the Managed Medical Assistance component of Florida’s Statewide Medicaid Managed Care program.
Among other things, Amendment No. 4 sets the kick payment rates payable to WellCare of Florida for members who undergo Sovaldi or Sovaldi/Olysio therapy for hepatitis C. WellCare of Florida is required to comply with the prior authorization criteria specified by AHCA. The kick payments are the same for all regions, and are as follows:

Authorized Treatment Period	Kick Payment
4 weeks	$34,972.00
8 weeks	$69,943.00
12 weeks	$104,915.00
Although Amendment No. 4 is effective October 1, 2014, WellCare of Florida can submit kick payment claims for authorized hepatitis C treatments for dates of service beginning May 1, 2014.
The Company currently intends to file the text of Amendment No. 4 with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary